SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-A/A

                               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934


                                               M.D.C. HOLDINGS, INC.
                          (Exact name of registrant as specified in its charter)



 Delaware                                 84-0622967
(State of incorporation or organization) (IRS Employer Identification No.)


         3600 South Yosemite Street, Suite 900
         Denver, Colorado                          80237
        (Address of principal executive offices) (Zip Code)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
         Instruction A (c)(1), please check the following box. [X]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:



            Title of each class                  Name of each exchange on which
            to be so registered                  each class is to be registered

            8 3/8% Senior Notes due 2008            New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                                       None
                                                 (Title of Class)

Item 1.      Description of Registrant's Securities to be Registered

The material set forth in the section captioned "Description of Notes" in the Registrant's Prospectus and Prospectus Supplement (Registration No. 333-36631) filed pursuant to Rule 424(b) of the Securities Act of 1933, is incorporated herein by reference.

Item 2.      Exhibits

1.1 Underwriting Agreement dated January 23, 1998, among the Company and Salomon Smith Barney, Salomon Brothers Inc. and Morgan Stanley & Co. as Representatives (the "Representatives") of the several Underwriters named therein, incorporated herein by reference to Exhibit 1.1 of the Registrant's Registration Statement on Form S-3 (Commission File
         No. 333-36631).

4.1.     Certificate   of   Incorporation   of  the   Registrant,   as  amended,
         incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q dated June 30, 1987.

4.2. Bylaws of the Registrant, as amended, incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q dated June 30, 1987.

4.3. Indenture dated January 28, 1998, by and between the Registrant and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.2(a) of the Registrant's Registration Statement on Form S-3 (Commission File No. 333-36631).

                                                     SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 28th day of January, 1998.


M.D.C. HOLDINGS, INC.



 By /s/__________________
         Daniel S. Japha
         Secretary